GRANITE BROADCASTING CORPORATION
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                       Years ended December 31,                             Three          Three
                                ---------------------------------------------------------------------    Months Ended   Months Ended
Primary                                                                                                    March 31,     March 31,
                                    1992            1993          1994          1995          1996          1996           1997
                                    ----            ----          ----          ----          ----          ----           ----
Weighted Average Shares
  Outstanding                      4,040,918     4,364,885     4,497,758     5,920,294      8,811,602     8,464,012     8,735,879
                                ============   ===========   ===========   ===========   ============   ===========   ===========
Income (loss) before
  extraordinary item            $ (4,825,680)  $(4,035,455)  $ 3,047,404   $  (783,100)  $ (5,894,462)  $(3,453,953)  $(4,956,772)
Extraordinary loss on
  extinguishment of debt          (5,709,093)   (1,007,435)         --            --       (2,891,250)   (3,510,152)     (320,804)
                                ------------   -----------   -----------   -----------   ------------   -----------   -----------
Net Income (loss)               $(10,534,773)  $(5,042,890)  $ 3,047,404   $  (783,100)  $ (8,785,712)  $(6,964,105)  $(5,277,576)
                                ============   ===========   ===========   ===========   ============   ===========   ===========
Net loss attributable to
  common shareholders           $(10,628,307)  $(5,278,109)  $  (687,730)  $(4,333,381)  $(12,310,993)  $(7,845,424)  $(9,474,380)
                                ============   ===========   ===========   ===========   ============   ===========   ===========
Per common share:
  Loss before extraordinary
    item                        $      (1.22)  $     (0.98)  $     (0.15)  $     (0.73)  $      (1.09)  $     (0.51)  $     (1.05)
  Extraordinary loss on
    extinguishment of debt             (1.41)        (0.23)         --            --            (0.34)        (0.42)        (0.04)
                                ------------   -----------   -----------   -----------   ------------   -----------   -----------
Net loss                        $      (2.63)  $     (1.21)  $     (0.15)  $     (0.73)  $      (1.43)  $     (0.93)  $     (1.09)
                                ============   ===========   ===========   ===========   ============   ===========   ===========

Fully Diluted

Weighted Average Shares
  Outstanding                      4,040,918     4,364,885     4,497,758     5,920,294      8,611,602     8,464,012     8,735,879
                                ============   ===========   ===========   ===========   ============   ===========   ===========
Income (loss) before
  extraordinary item            $ (4,825,680)  $(4,035,455)  $ 3,047,404   $  (783,100)  $ (5,894,462)  $(3,453,953)  $(4,956,772)
Extraordinary loss on
  extinguishment of debt          (5,709,093)   (1,007,435)         --            --       (2,891,250)   (3,510,152)     (320,804)
                                ------------   -----------   -----------   -----------   ------------   -----------   -----------
Net Income (loss)               $(10,534,773)  $(5,042,890)  $ 3,047,404   $  (783,100)  $ (8,785,712)  $(6,964,105)  $(5,277,576)
                                ============   ===========   ===========   ===========   ============   ===========   ===========
Net loss attributable to
  common shareholders           $(10,628,307)  $(5,278,109)  $  (687,730)  $(4,333,381)  $(12,310,993)  $(7,845,424)  $(9,474,380)
                                ============   ===========   ===========   ===========   ============   ===========   ===========
Per common share:
  Loss before extraordinary
    item                        $      (1.22)  $     (0.98)  $     (0.15)  $     (0.73)  $      (1.09)  $     (0.51)  $     (1.05)
  Extraordinary loss on
    extinguishment of debt             (1.41)        (0.23)         --            --            (0.34)        (0.42)        (0.04)
                                ------------   -----------   -----------   -----------   ------------   -----------   -----------
Net loss                        $      (2.63)  $     (1.21)  $     (0.15)  $     (0.73)  $      (1.43)  $     (0.93)  $     (1.09)
                                ============   ===========   ===========   ===========   ============   ===========   ===========